EX-99.77Q1 OTHR EXHB
SUB-ITEM 77Q1(e):  COPIES OF ANY NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY
CONTRACTS

Management Agreement, as amended, between LoCorr Investment Trust (the "Trust")
and LoCorr Fund Management, LLC dated November 18, 2013, is incorporated herein by reference to Exhibit 99(D)(II) to Post-Effective Amendment No. 11 to the Trust's
registration statement on Form N-1A, filed on December 26, 2013, SEC Accession
Number 0000894189-13-007004 (File No. 811-22509).

Sub-Advisory Agreement, between LoCorr Fund Management, LLC and Trust &
Fiduciary Management Services, Inc., with respect to the LoCorr Spectrum Income Fund, is incorporated herein by reference to Exhibit 99(D)(VIII) to Post-Effective Amendment
No. 11 to the LoCorr Investment Trust's registration statement on Form N-1A, filed on
December 26, 2013, SEC Accession Number 0000894189-13-007004 (File No. 811-
22509).

Sub-Advisory Agreement, between LoCorr Fund Management, LLC and Nuveen Asset
Management, LLC, with respect to the LoCorr Long/Short Commodities Strategy Fund, dated November 20, 2013, is incorporated herein by reference to Exhibit 99(D) (IX) to
Post-Effective Amendment No. 11 to the LoCorr Investment Trust's registration statement on Form N-1A, filed on December 26, 2013, SEC Accession Number
0000894189-13-007004 (File No. 811-22509).

Sub-Advisory Agreement, between LoCorr Fund Management, LLC and Millennium
Asset Management, L.L.C., with respect to the LoCorr Long/Short Equity Fund, dated
April 17, 2013, is incorporated herein by reference to Exhibit 99.28(D)(V) to Post-
Effective Amendment No. 8 to the LoCorr Investment Trust's registration statement on
Form N-1A, filed on April 17, 2013, SEC Accession Number 0000894189-13-002147
(File No. 811-22509).